UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a Settlement Agreement, Release of Claims, and Covenant Not To Sue, dated as of October 16, 2024 (the “GFS Settlement Agreement”), among the Company, Goat Farm Sports, LLC, a New Jersey limited liability company (“Goat Farm Sports”), Richard McGuinness (“McGuinness”), and Noel Mazzone (“Mazzone”). Prior to the execution of the GFS Settlement Agreement, the Draft Sponsorship Agreement, dated September 9, 2022, between the Company and Goat Farm Sports (the “Sponsorship Agreement”), contained a provision that the Company would provide McGuinness certain shares of the Company’s stock with a value equal to $175,000 for a role to be determined, and that McGuinness would provide Mazzone with certain shares of the Company’s stock with a value equal to $50,000 with rights to purchase additional shares of the Company’s stock with a value equal to $25,000 through certain activities, and that McGuinness and Mazzone contemplated a separate agreement outlining such terms (the “Sponsorship Agreement Shares Obligation”). The GFS Settlement Agreement amended and restated this provision to provide that, subject to the approval of the board of directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”), and the entry into a standard form of consulting agreement between the Company and McGuinness and a standard form of consulting agreement between the Company and Mazzone, a restricted stock award of 200,000 shares (the “McGuinness Restricted Shares”) of the common stock, par value $0.0001 per share, of the Company (“common stock”), will be granted to McGuinness under the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”) for a consultant role to be determined, and a restricted stock award of 10,000 shares (the “Mazzone Restricted Shares”) of common stock will be granted to Mazzone under the Plan for a consultant role to be determined. The McGuinness Restricted Shares and Mazzone Restricted Shares will be subject to the terms and conditions applicable to restricted stock granted under the Plan, and pursuant to a Restricted Stock Award Agreement in the standard form under the Plan and the Company’s standard form of restricted stock award agreement under the Plan. In addition, the GFS Settlement Agreement provided a general release of all claims by each of the parties with respect to the Sponsorship Agreement Shares Obligation or the Sponsorship Agreement.

The GFS Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Compensation Committee granted an award of 1,000,000 shares of common stock to Daniel Nelson, the Chief Executive Officer and Chairman and a director of the Company, and an award of 125,000 shares of common stock to Damon Rich, the Interim Chief Financial Officer of the Company, respectively, under the Plan, subject to the Company’s standard form of restricted stock award agreement for the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement, Release of Claims, and Covenant Not To Sue, dated as of October 16, 2024, among Signing Day Sports, Inc., Goat Farm Sports, LLC, Richard McGuinness, and Noel Mazzone
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

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